                                                                   Exhibit 10.19

                                                                 EXECUTABLE COPY

                          EMPLOYEE TRANSFER AGREEMENT*

         This Employee Transfer Agreement (the "Agreement") is made this 14th day of July, 2000 (the "Effective Date") by and between Ford Motor Company, a Delaware Corporation having its principal place of business at The American Road, Dearborn, Michigan, 48126 ("Ford") and Vastera Solutions Services Corporation, a Delaware corporation with offices at 45025 Aviation Drive, Suite 200, Dulles, Virginia 20166 ("Vastera"). Ford and Vastera referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

       A. Vastera is engaged in the business of providing solutions for global trade management to clients ("Business");

       B. Vastera plans to offer, or cause its Affiliates to offer, about 120 of the 135 employees who are engaged in providing customs services to Ford or its Affiliates ("Ford Customs Employees") employment with Vastera or its Affiliates over phased periods in order to assist Vastera in conducting the Business. For ease of reference hereafter, the use of the term "Ford" shall be deemed to include its Affiliates and the use of the term "Vastera" shall be deemed to include its Affiliates, as the context may require. For purposes of this Agreement, Affiliate means any individual, partnership, corporation, limited liability company, trust, or other entity directly or indirectly, through one or more intermediaries, controlling, controlled by or, under common control with a Party.

       C. Ford Customs Employees who decline Vastera's offer of employment will remain Ford Customs Employees. Such employees will be seconded to Vastera for a limited term and then be transitioned back to Ford pursuant to the terms of the Salaried Employee Secondment Agreement executed contemporaneously herewith as to U.S. based Ford Customs Employees ("U.S. Ford Customs Employees"), and similar secondment agreements to be executed in the future with respect to non-U.S. based Ford Customs Employees.

       D. This Agreement sets forth the terms and conditions for the employment of the Ford Customs Employees by Vastera.

--------
* Portions of this document have been omitted, with the precise position of these omissions marked with an asterisk, pursuant to a request for confidential treatment and such omitted portions have been filed separately with the U.S. Securities and Exchange Commission.


CONFIDENTIAL

       NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     EMPLOYEE CENSUS.

       Attached hereto as Schedule A is an employee census ("Employee Census"). The Employee Census sets forth:

       (i) a list of selected persons actively employed by Ford who are engaged in providing customs services by selected regions as of the date of this Agreement ("Ford Customs Employees");

       (ii)   the Ford Service Date of each Ford Customs Employee;

       (iii)  the monthly base salary of each Ford Customs Employee.

2.     EMPLOYMENT OFFER.

       Vastera shall make offers of employment to Ford Customs Employees according to the Transition Plan set forth in Schedule B attached hereto. The offer will be contingent on the Ford Customs Employee meeting Vastera's customary pre-employment screening procedures for health and drug testing and accuracy of background information supplied by the Ford Customs Employee. For non-U.S. Ford Customs Employees, the offer shall also be contingent on receiving appropriate regulatory approvals, and where necessary, approvals of any bargaining representatives of such employees. U.S. Ford Customs Employees who accept Vastera's offer of employment by August 1, 2000, and non-U.S. Ford Customs Employees who accept Vastera's offer of employment within thirty days of the date of the offer and who transfer to Vastera, shall be known hereunder as "Transferred Employees." The effective date of the Vastera employment shall be the "Employment Date". Ford shall revise the Employee Census within thirty days after the expiration of the applicable offer period to reflect those Ford Customs Employees who accepted the Vastera offer of employment. A Ford Customs Employee who declines the offer of employment by Vastera will be seconded to Vastera pursuant to the terms of the applicable secondment agreements, and shall be known hereunder as "Seconded Employees". No Transferred Employee shall be required to serve any probationary period at Vastera. Transferred Employees shall be required to execute a Vastera Employee Confidentiality and Intellectual Property Agreement substantially in the form of Attachment C hereto. Transferred Employees will be employed by Vastera "at will" as are all Vastera employees and nothing in this Agreement shall be construed as an obligation by Vastera to employ the Transferred Employees for a definite term. A Ford Customs Employee who terminates service with Ford by quit, retirement or otherwise prior to the Employment Date and who is subsequently employed by Vastera shall not be covered by any of the provisions of this Agreement.


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                                       3


3.     VASTERA PAY AND BENEFITS.


3.1 PAY. Vastera shall employ each Transferred Employee at a monthly base salary at least equal to *. Vastera will not * includes the Transferred Employee's written consent; Transferred Employee's reduction in hours worked; Transferred Employee's performance problems if the Transferred Employee has been informed of the problems and given a reasonable opportunity to correct such performance problems; Transferred Employee's voluntary change in job assignment; Transferred Employee's involuntary demotion if he/she has been informed of the reasons supporting the demotion and given a reasonable opportunity to correct or alter the reasons supporting the demotion; a uniform pro rata pay reduction that affects at least eighty percent (80%) of the entire Vastera workforce. Such pay protection will remain in place for two years from the Employment Date and has no effect on the Transferred Employee's at will status that remains unimpaired. In the event a Transferred Employee's base salary is reduced for Cause, Ford may solicit such employee for reemployment with Ford, notwithstanding any non-solicitation agreement. Transferred
Employees shall be considered for annual performance based merit increases and incentive compensation awards to the same extent as Vastera employees.


3.2 BENEFITS. Vastera shall provide employee benefits and other programs to Transferred Employees that are fully competitive with those benefits and programs that are in effect at Ford for such employees immediately prior to the Employment Date and which are the same as offered to Vastera employees at comparable levels.

4.     RECOGNITION OF FORD SERVICE.

       Vastera shall recognize the Ford Service Date of each Transferred Employee set forth in the Employee Census in determining years of service with Vastera for eligibility and vesting purposes under the employee benefit plans and other compensation and benefit practices and policies of Vastera to the extent permitted by law. Vastera shall permit the Transferred Employees to participate in Vastera's welfare benefit programs (including but not limited to, health, life and disability insurance programs) as provided hereunder effective as of the Employment Date to the extent otherwise eligible under applicable agreements. Vastera and Ford shall comply with the Health Insurance Portability Protection Act and Ford shall provide any required COBRA notices to Transferred Employees.

5.     VACATION.

       For the balance of calendar year 2000, Vastera shall provide the Transferred Employees with the same number of days of vacation remaining as of the Employment Date as they had earned at Ford, so that for calendar year 2000, the total vacation entitlement shall be the same as if the Transferred Employee had remained at Ford. For calendar year 2001 and thereafter, Vastera shall recognize Ford years of service to the same extent as Vastera years of service for purposes of determining Vastera vacation entitlement for Transferred Employees, according to the following schedule:

----------
* This portion of the document has been omitted pursuant to a request for confidential treatment and such portion has been filed separately with the U.S. Securities and Exchange Commission.


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                                     4


              COMBINED YEARS OF SERVICE         EARNED VACATION

              1 but less than 7                 15 days
              7 years or more                   20 days

6.     FORD RETIREMENT PLANS.

6.1 DEFINED BENEFIT PLAN. Transferred Employees who were U.S. Ford Customs Employees ("U.S. Transferred Employees") shall continue to be participants under the following terms, except as provided in Subsection (d) below:

       (a) VESTING. U.S. Transferred Employees who are not vested under the GRP as of the Employment Date shall be immediately vested in any accrued benefit under the GRP as of the Employment Date.

       (b) GROUP I EMPLOYEES. U.S. Transferred Employees who have attained retirement eligibility under the terms of the GRP as of the Employment Date ("Group I Employees") shall retain their eligibility to retire under the terms of the GRP upon termination of employment with Vastera or a successor employer. For avoidance of doubt, a Group I Employee may not commence his/her GRP retirement benefit until termination of employment with Vastera or a successor employer. The GRP retirement benefit for a Group I Employee shall be calculated on the basis of years of service credited under the GRP as of the Employment Date, and for pay-related benefits, final average salary as of the year-end immediately preceding the Employment Date, at the benefit rates in effect as of the retirement effective date. A Group I Employee who retires shall be entitled to all the Ford post-retirement benefits then generally applicable to a Ford employee who retires at the same time. Ford reserves the right to amend or terminate any post-retirement benefits at any time.

       (c) GROUP II EMPLOYEES. U.S. Transferred Employees who are at least age 45 as of the Employment Date and who have at least ten years of credited service under the GRP as of the Employment Date ("Group II Employees") shall be permitted to grow into a normal or regular early retirement (not disability or special early) benefit provided they are employed by Vastera or a successor employer until they achieve eligibility for normal or regular early retirement under the terms of the Ford GRP or fail to meet the grow-in requirements due to involuntary separation of employment other than a discharge for cause. A Group II Employee who completes the grow-in period at Vastera or a successor employer shall be eligible under the GRP for a normal or regular early (not disability or special early retirement) benefit under the GRP and may elect to receive any accrued retirement benefit under the terms of the GRP then in effect, based on years of credited service under the GRP as of the Employment Date, and for pay-related benefits, final average salary as of the year-end immediately preceding the Employment Date, at the benefit rates in effect as of the retirement effective date. A Group II Employee who fails to complete the grow-in period shall be treated for all purposes as eligible for a deferred vested retirement benefit under the GRP and shall not be eligible for the lump-sum option described in Subsection (d) below. Notwithstanding anything herein to the contrary, a Group II Employee who completes the grow-in period at Vastera shall not be eligible to receive any other

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                                       5

              post-retirement benefits, such as health, life, vehicle purchase or lease plans, generally applicable to employees retiring directly from Ford at the same time. A Group II Employee who completes grow-in must terminate employment from Vastera prior to commencing his/her GRP benefit.

       (d) GROUP III EMPLOYEES. U.S. Transferred Employees who are neither Group I Employees or Group II Employees ("Group III Employees") will remain participants under the GRP for service prior to the Employment Date and may commence a deferred vested retirement benefit after achieving GRP eligibility and only upon termination of employment from Vastera or a successor employer, unless they make the election described below. A Group III Employee may make a one time election (at a date mutually agreed between the Parties) to either (i) receive a lump sum cash distribution of his/her GRP accrued benefit or (ii) transfer the value of his/her accrued benefit to a qualified pension plan maintained by Vastera or to an individual retirement account. The value of such accrued benefit shall be determined under the rules of the GRP and applicable law. After such distribution or transfer, the Group III Employee shall have no further rights under the GRP.

       (e) RETIRED EMPLOYEE. A U.S. Ford Customs Employee who is otherwise eligible may retire under the GRP prior to the Employment Date ("Retired Employee") and may accept an offer of employment from Vastera, and if employed by Vastera, may continue to receive his/her GRP retirement benefit. In such event, neither Ford nor Vastera shall be required to offer to a Retired Employee any of the benefits or considerations available to a Transferred Employee pursuant to the terms of this Agreement.

       (f) AMENDMENTS. Ford and Vastera shall amend their respective plans, if necessary, to reflect the transition measures described above to the extent permitted by law and provided such amendments do not jeopardize the tax qualified status of such plans.

6.2 DEFINED CONTRIBUTION PLAN. Any U.S. Transferred Employee who is participating in Ford's Saving and Stock Investment Plan for Salaried Employees ("SSIP") as of the Employment Date shall be treated in all respects as a transfer to a successor employer for all purposes under the SSIP. Any U.S. Transferred Employee who is not vested under the SSIP as of the Employment Date shall be immediately vested in any employer matching contributions under the SSIP as of the Employment Date. Transferred
Employee's participation in the SSIP shall cease as of the Employment Date and no new contributions shall be permitted, but Transferred Employees shall be permitted to manage their accounts by exchanging assets between funds on the same basis as Ford employees until the account balances are transferred as provided below. Vastera shall recognize the Ford Service Date of the U.S. Transferred Employees for purposes of any eligibility and vesting requirements under Vastera's tax qualified 401(k) defined contribution plan to the extent permitted by law. Ford and Vastera shall work cooperatively to transfer participant SSIP accounts (including loans and Ford stock certificates) to Vastera's tax qualified 401(k) defined contribution plan as soon as administratively practicable after the Effective Date under terms to be mutually agreed. Any BEP accounts of U.S. Transferred Employees related to the SSIP shall remain under the BEP and any balance shall be paid by Ford when the U.S. Transferred Employee terminates employment with Vastera. Ford and Vastera shall amend their respective plans to reflect the transition measures described above.

7.     ANNUAL INCENTIVE COMPENSATION PLAN.

       Transferred Employees who are otherwise eligible to participate in the Ford Annual Incentive Compensation Plan will receive an award for calendar year 2000


CONFIDENTIAL

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                                       6


prorated for the full number of months employed by Ford in 2000. Awards for calendar year 2000 shall be payable to the Transferred Employees in March, 2001.

8.     U.S. PERFORMANCE BONUS PLAN.

       U.S. Transferred Employees who are otherwise eligible to participate in the U.S. Ford Performance Bonus Plan will receive an award for calendar year 2000 prorated for the full number of months employed by Ford in 2000. Awards for calendar year 2000 shall be payable to the U.S. Transferred Employees in March, 2001.

9.     STOCK OPTION PROGRAM.

       Subject to approval of the Ford Compensation and Option Committee, Transferred Employees who are eligible to participate in the Ford 1998 Long-Term Incentive Plan or the Ford 1990 Long-Term Incentive Plan and who have outstanding options under such plans shall be treated as if they were released to join a successor employer, and accordingly, any outstanding option shall continue to be exercisable for five years following the Employment Date unless the option expires earlier.

10.    FORD DEFERRED COMPENSATION PLAN.

       Effective as of the Employment Date, the participation of Transferred Employees in the Ford Deferred Compensation Plan ("FDCP") shall cease. Transferred Employees shall continue to be able to manage their account balances until the balances are distributed. Ford shall cause the FDCP to distribute any remaining account balances valued as of March 15, 2001 to Transferred Employees as soon as practical after the valuation date in a lump sum.

11.    VEHICLE PROGRAMS.

11.1 U.S. LEASE AND EVALUATION PROGRAMS. Except as specifically provided herein, participation of the U.S. Transferred Employees in Ford's U.S. Lease Vehicle Program shall be terminated as of the Employment Date. U.S. Transferred Employees who participate in such programs shall be given a reasonable period of time after the Employment Date not to exceed sixty (60) days to purchase the vehicles leased to them or to return them to Ford, or Ford's agents as provided below ("Vehicle Transition Period"). During the Vehicle Transition Period, Ford shall offer for sale to each lessee and assignee of such vehicles as are presently leased to such lessee or assignee under the terms of Ford's Used Vehicle Purchase ("B") Plans, or continue a lease under the terms of Ford Credit's Red Carpet Lease Plan, subject to credit evaluation and dealer acceptance. In the event a lessee or assignee of a lease vehicle declines to purchase or continue to lease such vehicle within the Vehicle Transition Period, the lessee shall return such vehicle to its original servicing garage. Vastera shall collect the applicable lease fee from the U.S. Transferred Employee for such lease vehicles during the Vehicle Transition Period. Vastera shall reimburse Ford in cash on a monthly basis,


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                                       7


within ten days of the last day of the month, an amount equal to the aggregate amount of the monthly lease fees for lease vehicles owed by U.S. Transferred Employees.

11.2 VEHICLE PURCHASE PLANS. All Vastera employees (including Transferred Employees) shall be eligible to participate in Ford's Tier 1 Supplier ("X") Vehicle Purchase and Lease Plan.

12.    TRANSITION PAYMENT.

       U.S. Transferred Employees who are at least * and have at least * of credited service under the GRP, both as of the Employment Date, or who have at least * of credited service under the GRP as of the Employment Date, shall be eligible to receive * payable on * provided that such U.S. Transferred Employee

       (i) continues to be employed by Vastera as of July 31, 2004 unless such Transferred Employee was involuntarily separated by Vastera other than a discharge; and

       (ii)   has not commenced a retirement benefit under the GRP.

       Vastera and Ford shall work cooperatively and use reasonable efforts to determine whether the * to eligible U.S. Transferred Employees, consistent with applicable law. In the event a method is agreed by the Parties, Vastera shall take the steps required to implement any such method prior to the date *. Vastera shall * an eligible U.S. Transferred Employee on July 31, 2004.
Ford shall reimburse Vastera * within thirty days after receiving an invoice from Vastera.

13.    EMPLOYEE WAGE AND BENEFIT LIABILITIES.

       Ford shall pay, discharge and be responsible for (i) all salary arising out of or relating to the employment of the Transferred Employees prior to the Employment Date; (ii) any benefits arising under Ford employee benefit plans and programs relating to claims incurred or events that took place prior to the Employment Date, including benefits with respect to claims incurred prior to the Employment Date but reported after the Employment Date; and (iii) worker's compensation claims, damages, expenses, liabilities or administrative responsibilities of any kind whatsoever, arising prior to the Employment Date related to a specific incident which occurred prior to the Employment Date, but was reported after the Employment Date. To the extent any workers' compensation claims made within two years of the Employment Date relate to a compensable injury that occurred prior to and after the Employment Date, Ford and Vastera shall prorate the amount of such workers' compensation claim by service.

----------
* This portion of the document has been omitted pursuant to a request for confidential treatment and such portion has been filed separately with the U.S. Securities and Exchange Commission.


CONFIDENTIAL

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                                       8


       Vastera shall pay, discharge and be responsible for (i) all salaries arising out of or relating to the employment of the Transferred Employees after the Employment Date; (ii) any benefits arising under the Vastera employee benefit plans and programs relating to claims incurred or events that took place after the Employment Date; and (iii) except as provided in the paragraph above, worker's compensation claims, expenses, liabilities or administrative responsibilities of any kind whatsoever reported after the Employment Date, provided, however, that any workers' compensation claims, expenses, liabilities, or administrative responsibilities of any kind made after two years from the Employment Date shall be Vastera's sole responsibility, regardless of when the compensable injury is first alleged to have occurred. Ford shall take such action as is necessary to terminate each Transferred Employee's participation in the employee benefit plans and programs of Ford as of the Employment Date except those benefits as described above which continue after the Employment Date. Transferred Employees may have opportunities to continue in certain of the Ford employee benefit plans and programs on an individual basis by paying any applicable premium as required by law or permitted by Ford.

14.    COMMUNICATIONS.

       Ford and Vastera will coordinate communications to the Ford Customs Employees to ensure accurate and timely information regarding the available benefits and other employment information.

15.    NON-U.S. FORD CUSTOMS EMPLOYEES.

       Notwithstanding anything herein to the contrary, transfer of certain of the Non-U.S. Ford Customs Employees shall be subject to obtaining appropriate regulatory approval and the agreement of any applicable labor union or Works Council. It is recognized that to obtain the agreement of the regulatory agencies and any Works Council that various transition measures may have to be agreed to accommodate the transfer. Ford and Vastera shall jointly cooperate to obtain any regulatory approval or Works Council approval and will implement any transition measures that are mutually agreed.

16.    FORD FACILITIES.

       For a period of the time commencing on the Employment Date and terminating no later than March 31, 2001, certain of the Transferred Employees may remain located in Ford owned or leased facilities. Vastera agrees to pay Ford a per-employee Standard Monthly General Overhead Expense in an amount equal to * of each Transferred Employee's base monthly salary during such period with respect to any Transferred Employee who occupies Ford owned or leased facilities.

----------
* This portion of the document has been omitted pursuant to a request for confidential treatment and such portion has been filed separately with the U.S. Securities and Exchange Commission.


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                                       9


17.    INDEMNITY.

17.1 VASTERA INDEMNITY. Vastera shall indemnify Ford against and agrees to hold it harmless from any and all damage, loss, claim, liability and expense (including without limitation, reasonable attorney's fees and expenses in connection with any action, suit or proceeding brought against Ford) incurred or suffered by Ford solely arising out of (i) breach of any agreement made by Vastera hereunder with respect to the Transferred Employees; (ii) employment claims of Transferred Employees based on conditions or actions of Vastera which arise or take place subsequent to the Employment Date; (iii) any claim by Transferred Employees (or their dependents or beneficiaries), the Department of Labor ("DOL"), or Internal Revenue Service ("IRS") arising out of or in connection with the operation, administration, funding or termination of any of Vastera's employee benefit plans or programs applicable to Transferred Employees after the Employment Date or (iv) claims of Ford employees attributable to conduct by Vastera or Vastera's agents, employees (including Transferred Employees) or representatives acting under Vastera's authority, direction or control. Vastera will not indemnify Ford over damage, loss, claim, liability or expense attributable to conduct by Ford or Ford's agents, employees or representatives with respect to Transferred Employees.

17.2 FORD INDEMNITY. Ford shall indemnify Vastera against and agrees to hold it harmless from any and all damage, loss, claim, liability and expense (including without limitation, reasonable attorney's fees and expenses in connection with any action, suit or proceeding brought against Vastera) incurred or suffered by Vastera arising solely out of (i) breach of any agreement made by Ford hereunder with respect to the Transferred Employees; (ii) employment claims of Transferred Employees based on conditions or actions of Ford which arose or took place prior to the Employment Date; (iii) any claim by Transferred Employees (or their dependents or beneficiaries), the DOL, or IRS arising out of or in connection with the operation, administration, funding or termination of any of Ford's employee benefit plans or programs applicable to Transferred Employees prior to the Employment Date or (iv) claims of Vastera employees, including Transferred Employees, attributable to conduct by Ford or Ford's agents, employees or representatives acting under Ford's authority, direction or control.

17.3 INDEMNIFICATION PROCEDURES. With respect to a party's indemnity obligations hereunder with respect to third-party claims, the following procedures shall apply:

       (a) NOTICE. Promptly after receipt by any entity entitled to indemnification hereunder of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to the terms and conditions herein, the indemnitee shall notify the indemnitor of such claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate damages


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                                        10


              attributable to such failure. Within fifteen (15) days following receipt of written notice from the indemnitee relating to any claim, but no later than ten (10) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee in writing if the indemnitor acknowledges its responsibilities and obligations with respect to such indemnification and elects to assume control of the defense and settlement of that claim (a "Notice of Election").

       (b) PROCEDURE FOLLOWING NOTICE OF ELECTION. If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and all negotiations for the compromise or settlement of such claim; provided that (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and (ii) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. The indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor.

       (c) PROCEDURE WHERE NO NOTICE OF ELECTION IS DELIVERED. If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor. The indemnitor shall promptly reimburse the indemnitee for all such costs and expenses.

18. DISPUTE RESOLUTION. If a dispute arises between the Parties relating to this Agreement, the following procedure shall be implemented except that either Party may seek injunctive relief from a court where appropriate in order to maintain the status quo while this procedure is being followed:

18.1 INITIAL MEETING. The Parties shall hold a meeting promptly, attended by persons with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute; provided, however, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the Parties or be deemed a waiver by a Party hereto of any remedies to which such Party would otherwise be entitled hereunder.

18.2 MEDIATION. If, within thirty (30) days after such meeting, the Parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to mediation in accordance with the then-current Model Procedure for Mediation of Business Disputes of the Center for Public Resources and to bear equally the costs of

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                                       11


the mediation.

18.3 APPOINTMENT OF MEDIATOR. The Parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the Center for Public Resources if they have been unable to agree upon such appointment within twenty (20) days from the conclusion of the negotiation period.

18.4 ARBITRATION. The Parties agree to participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days. If the Parties are not successful in resolving the dispute through the mediation, then the Parties agree to submit the matter to binding arbitration or a private adjudicator.

18.5 GENERAL PROCEDURE. Mediation or arbitration shall take place in Pittsburgh, Pennsylvania unless otherwise agreed by the Parties. Equitable remedies shall be available in any arbitration. Punitive or exemplary damages shall not be awarded. This clause is subject to the Federal Arbitration Act, 9 U.S.C.A. Section 1 ET SEQ.

18.6 ARBITRATION PROCEDURE. In the event of arbitration, the Parties agree that the award of the arbitrator shall be (1) the sole and exclusive remedy between them regarding any claims, counterclaims, or issues presented to the arbitrator; (2) final and subject to no judicial review; and (3) made and shall promptly be payable in U.S. dollars free of any tax, deduction, or offset. The Parties further agree that any costs, fees, or taxes incident to enforcing the award shall, to the maximum extent permitted bylaw, be charged against the Party resisting such enforcement. The Parties hereto agree that judgment on the arbitration award may be entered and enforced in any court of competent jurisdiction. Each Party shall, except as otherwise provided herein, be responsible for its own costs, including legal fees, incurred in the course of any arbitration proceedings. The fees of the arbitrator shall be divided evenly between the Parties.

19.    MISCELLANEOUS.

19.1 FORCE MAJEURE. Either Party's delay or failure to perform (except for a Party's payment obligation) shall be excused for so long as, and to the extent that, it is prevented from performing any of its obligations under this Agreement, in whole or in part, as a result of delays caused by fire, flood, earthquake, elements of nature or acts of God, riots, civil disorders, rebellions or revolutions in any country, or any other cause beyond the reasonable control of such Party (a "Force Majeure Event"). The non-performing Party shall promptly notify the other Party of the circumstances causing its delay or failure to perform and of its plans and efforts to implement a workaround solution. For as long as such circumstances prevail, the Party whose performance is delayed or hindered shall continue to use reasonable efforts to minimize the length and effect of delays and shall re-commence performance after the cessation of the Force Majeure Event.


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                                       12


19.2 BINDING NATURE AND ASSIGNMENT. This Agreement shall be binding on the Parties hereto and their respective successors and assigns. Except as otherwise provided in this Agreement, neither Party shall assign this Agreement or delegate such Party's obligations hereunder without the prior written consent of the other, except that either Party may assign this Agreement without the consent of the other Party to an entity that acquires all, or substantially all, of the business of the assigning Party (provided that such entity is not a competitor of the other Party).

19.3 ENTIRE AGREEMENT, AMENDMENT, WAIVER. This Agreement, including the Attachments referred to herein and attached hereto constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained in this Agreement. No amendment or modification or waiver of a breach of any term or condition of this Agreement shall be valid unless in a writing signed by each of the Parties. The failure of a Party to enforce, or the delay by either of them in enforcing, any of their respective rights under this Agreement will not be deemed a continuing waiver or a modification of any rights hereunder and a Party may, within the time provided by applicable law and consistent with the provisions of this Agreement, commence appropriate legal proceedings to enforce any or all of its rights.

19.4 NOTICES. All notices, requests, demands, and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given (i) when delivered by hand, (ii) one (1) day after being given to an express, overnight courier with a reliable system for tracking delivery, or (iii) six (6) calendar days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

       In the case of Ford:         Ford Motor Company
                                    One American Road, 11th Floor
                                    Dearborn, Michigan 48126
                                    Attention: Vice President, Material Planning
                                     and Logistics

       With copies to:              Ford Motor Company
                                    One American Road
                                    Dearborn, Michigan 48126
                                    Attention:  Assistant Tax Officer, Corporate
                                    Finance

                                    Ford Motor Company
                                    Office of the General Counsel
                                    One American Road, WHQ Suite 320
                                    Dearborn, Michigan 48126
                                    Attention: Assistant General Counsel --
                                     Transactions


CONFIDENTIAL

       In the case of Vastera:      Vastera Solutions Services Corporation
                                    45025 Aviation Drive
                                    Suite 200
                                    Dulles, Virginia 20190-5602
                                    Attention:  General Counsel

       With copies to:              Vastera, Inc.
                                    45025 Aviation Drive
                                    Dulles, Virginia 20190-5602
                                    Attention:  Vastera designated Liaison

       Any Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.

19.5 COUNTERPARTS. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.

19.6 SEVERABILITY. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by an arbitrator or a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.

19.7 CONSENTS AND APPROVAL. Except where expressly provided as being in the discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld.

19.8 SURVIVAL. Any provision of this Agreement that contemplates performance or observance after any termination or expiration of this Agreement (in whole or in part) shall survive any termination or expiration of this Agreement and continue in full force and effect.

19.9 THIRD PARTY BENEFICIARIES. This Agreement is entered into solely between, and may be enforced only by, Ford and Vastera. This Agreement shall not be deemed to create any rights in third parties, including employees, suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

19.10 CHOICE OF LAW. This Agreement and performance under it shall be governed by and construed in accordance with the laws of the State of Michigan without regard to its choice of law principles.


CONFIDENTIAL

19.11 NEGOTIATED TERMS. The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.

19.12 TITLES AND HEADINGS. Titles and headings of Sections of this Agreement are for convenience only and will not affect the construction of any provision of this Agreement.

19.13 NO INDIVIDUAL AUTHORITY. Neither Party shall, without the express, prior written consent of the other Party, take any action for or on behalf of or in the name of the other Party, assume, undertake, or enter into any commitment, debt, duty or obligation binding upon the other Party, except for actions taken pursuant to agreements entered into between such Party or its Affiliates and any other Party.

19.14 PARENT GUARANTY. In connection with this Agreement, Ford and Vastera, Inc. have executed a Parent Guaranty, attached hereto as Schedule D.

20.    HSR ACT.

       Both Parties' obligations under this Agreement are subject to the termination or expiration of any HSR Act waiting period applicable to the Stock Transfer Agreement among Ford, Vastera and Vastera, Inc. dated as of even date herewith. "HSR Act" is defined as the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

21.    SEC.

       Both Parties' obligations under this Agreement are subject to the receipt by Vastera of written approval or concurrence from the United States Securities and Exchange Commission of its treatment of the transactions contemplated by the Stock Transfer Agreement among Ford, Vastera, and Vastera, Inc. dated as of even date herewith as a business combination applying the purchase method of accounting under generally accepted accounting principles, provided that the foregoing condition precedent shall be deemed waived by both Parties in the event that no such written approval or concurrence has been received by Vastera within sixty (60) days of the Effective Date.

              IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

FORD MOTOR COMPANY                  VASTERA SOLUTIONS SERVICES
                                                     CORPORATION


CONFIDENTIAL

By: /s/ Frank Taylor                    By:  /s/ Arjun Rishi
   -------------------------------          -------------------------------

Title:                                  Title:
     -----------------------------            -----------------------------

                                  SCHEDULE A*



                                 Employee Census



--------------
* This portion of the document has been omitted pursuant to a request for confidential treatment and such portion has been filed separately with the U.S. Securities and Exchange Commission.

                                   SCHEDULE B

--------------------------------------------------------------------------------
                                FORD LAUNCH PLAN
                                   July 2000
--------------------------------------------------------------------------------

                                                                                START        END
                                                                                DATE        DATE
TRANSITION - PHASE 1 - BEGINS AUGUST  1, 2000

CUSTOMS IMPORT OPERATIONS TRANSITION
---------------------------------------------------------------------------------------------------
Identify transition team leaders for the three main import processes (HTS,     08/01/00    08/08/00
NAFTA, and Brokers)
---------------------------------------------------------------------------------------------------
Develop Transition Plan to move from current Ford Operations to Vastera        08/01/00    09/01/00
Operations
---------------------------------------------------------------------------------------------------
Identify project manager for the transition process                            08/01/00    08/08/00
---------------------------------------------------------------------------------------------------
Identify operations manager for current and future Ford Customs operations     08/01/00    08/08/00
---------------------------------------------------------------------------------------------------
Vastera assumes Ford import customs operations (SUBJECT TO EXPIRATION
OR TERMINATION OF ANY APPLICABLE HSR WAITING PERIOD)                            08/01/00   07/12/10
---------------------------------------------------------------------------------------------------

INFORMATION TECHNOLOGY
---------------------------------------------------------------------------------------------------
Start the process with Ford Systems staff and management on identifying
integration with Vastera systems                                               08/08/00    08/15/00
---------------------------------------------------------------------------------------------------
Develop high level systems integration plan with level of effort, costs and    08/15/00    09/01/00
feasibility
---------------------------------------------------------------------------------------------------
Establish timing, criticality and service levels for Ford Information          08/15/00    09/01/00
Systems to provide and maintain links
into the main Ford operations systems for customs import operations
---------------------------------------------------------------------------------------------------

NEW PROJECT ACTIVITY
---------------------------------------------------------------------------------------------------
Vastera project team begins due diligence work on transitioning Ford           08/01/00    10/01/00
Canadian and Mexican operations
---------------------------------------------------------------------------------------------------
Vastera and Ford identify and Vastera extends offers to selected non-U.S.      08/01/00    10/01/00
key employees
---------------------------------------------------------------------------------------------------
Ford to complete regulatory and country level approvals to transition          08/01/00    10/01/00
Canadian and Mexican Operations
---------------------------------------------------------------------------------------------------
Build Transition Plan for Ford Canadian and Mexican Operations                 09/15/00    11/01/00
---------------------------------------------------------------------------------------------------
Vastera project team begins analysis and builds plan to improve the services
and cost structure of all broker operations and contracts                      08/01/00    10/01/00
---------------------------------------------------------------------------------------------------
Build Transition plan to assume some of the broker operations                  09/01/00    10/01/00
---------------------------------------------------------------------------------------------------
Vastera begins assuming broker operations                                      11/01/00    07/30/10
---------------------------------------------------------------------------------------------------
Vastera project team begins due diligence and requirements analysis for
assuming Ford Export Operations                                                10/01/00    11/01/00
---------------------------------------------------------------------------------------------------
Build transition plan to assume Ford Export Operations.                        11/01/00    12/01/00
---------------------------------------------------------------------------------------------------
Vastera project team begins due diligence work on transitioning Ford           12/01/00    01/01/01
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
European operations
---------------------------------------------------------------------------------------------------
Ford to complete regulatory and country level approvals to transition          12/01/00    03/01/01
European Operations
---------------------------------------------------------------------------------------------------

TRANSITION  PHASE 2   -->   BEGINS JANUARY 1, 2001

INTERNATIONAL AND EXPORT OPERATIONS
---------------------------------------------------------------------------------------------------
Vastera assumes Canadian and Mexican import customs operations                 01/01/01    07/30/10
---------------------------------------------------------------------------------------------------
Ford to complete regulatory and country level approvals to begin               01/01/01    02/01/01
transitioning Export Operations
---------------------------------------------------------------------------------------------------
Vastera begins assuming Ford Export Operations                                 03/01/01    07/30/10
---------------------------------------------------------------------------------------------------
Build Transition Plan for Ford European Operations                             03/01/01    04/01/01
---------------------------------------------------------------------------------------------------

TRANSITION  PHASE 3   -->   BEGINS JULY 1, 2001

INTERNATIONAL AND MANAGEMENT REVIEW
---------------------------------------------------------------------------------------------------
Vastera assumes European import customs operations                             07/01/01    07/30/10
---------------------------------------------------------------------------------------------------
Management Review                                                              08/15/01    08/17/01
---------------------------------------------------------------------------------------------------

                                  ATTACHMENT C



          Employee Confidentiality and Intellectual Property Agreement

                                     VASTERA

                            EMPLOYEE CONFIDENTIALITY
                                       AND
                         INTELLECTUAL PROPERTY AGREEMENT

This Employee Confidentiality and Intellectual Property Agreement ("Agreement") is made by and between Vastera, Inc. ("Employer" or" Company"), a Delaware corporation, and ___________________________________________________________
("Employee").     EMPLOYEE NAME                (PLEASE PRINT)

WHEREAS, the Company possesses information which has commercial value in the business of Employer, including trade secrets, processes, designs, concepts, know-how, techniques, notes, marketing plans, strategies, forecasts, financial and cost information, customer lists and other similar types of information not generally known to the public ("Proprietary Information"); and

WHEREAS, the Employer is engaged in the development, marketing and sale of a broad range of professional services on a international basis. Any Employer developed technology and activities constitute valuable assets, including the Proprietary Information of Employer and of third parties to which Employee will gain access during his employment with Employer; and

WHEREAS, the parties acknowledge the necessity of a relationship of trust and confidence between Employee and Employer not only with respect to the duties of Employee pertaining to the discharge of his work-related functions, but also the duty of Employee to protect the Proprietary Information of Employer.

NOW THEREFORE, in consideration of the promises and terms and conditions hereof, the Employee and Employer agree as follows:

1.1 All Proprietary Information and other rights in connection therewith shall be the sole property of Employer and its successors and assigns. Employee hereby promises to assign and does assign to Employer all right, title and interest he has, may have, or subsequently may acquire in such Proprietary Information. Employee covenants to Employer that he will execute, upon request, any documentation, including assignments, required to vest exclusive title to Proprietary Information in the name of Employer.

1.2 At all times during Employee's employment and for the one (1) year period following any termination of his employment, Employee will keep in confidence the Proprietary Information of the Employer. Except as may be necessary in the ordinary course of performing the duties of Employee on behalf of Employer, Employee will not use or disclose any Proprietary Information or any matter related to the Proprietary Information without the prior written consent of Employer. The obligations under this paragraph are continuing and shall survive Employee's termination of employment with Employer one (1) year following any termination, including the obligation of Employee to decline employment by a third party which by its nature will result in disclosure of Proprietary Information belonging to Employer.

1.3 The Employee will not take any documents or data from the premises of Employer, or reproductions thereof, which relates to Proprietary Information, except in connection with Employee's performance of work-related duties. In the event of termination of this Agreement, Employee shall immediately deliver to the Employer all documents and data of any nature pertaining to work with the Employer, including copies thereof, and any Proprietary Information which the Employee has in his possession.

1.4 Employee shall promptly disclose to the Employer any and all improvements, inventions, whether or not patentable or copyrightable, trademarks, formulas, processes, techniques, know-how and data, conceived, made, reduced to practice or learned by Employee either alone or with others, during employment with Employer. All such improvements, inventions, formulas, processes, techniques, know-how, and data are hereinafter referred to as "Inventions".

1.5 Employee agrees that any Inventions made by Employee whether solely or together with others, during the term of his employment, made with Employer's equipment, supplies, facilities, trade secrets, or time; or that relate at the time of conception or reduction to practice to the business of Employer or Employer's actual or demonstrably anticipated research or development; or that result from any work performed by Employee for Employer, shall be deemed to be a "work made for hire" as defined in Section 101 (b) of the Copyright Act and belong solely to Employer, and Employee promises to and hereby does assign to Employer, without further compensation, all right, title and interest he has, may have, or subsequently may acquire in such Inventions.

1.6 Employee shall assist Employer in obtaining patents or copyrights on all Inventions, designs, improvements, and discoveries deemed patentable or copyrightable by Employer and the Employee shall execute all documents, including assignments, oaths and declarations, and do all things necessary to obtain patent/copyright certificates on behalf of Employer so as to vest Employer with full and exclusive title thereto, and to protect the Inventions from infringement by others.

1.7 For purposes of this Agreement, an Invention is deemed made during the term of employment of Employee if the Invention was conceived or first reduced to practice during that period. Employee agrees that any application for a patent or copyright filed within one year of termination of employment under this Agreement shall be presumed to relate to an Invention made during the term of this Agreement unless the Employee can provide clear evidence to the contrary and the parties hereto agree in writing.

1.8 Employee agrees that Employer shall have full discretion to determine whether to keep such Invention as a trade secret subject to the protections in this Agreement.

1.9 Employee has identified on Appendix A, attached hereto and made a part of this Agreement by reference, all Inventions or improvements relevant to the subject matter of employment by Employer or business of Employer that has been conceived, made, or first reduced to practice by Employee, alone or jointly with others, prior to Employee's employment by Employer, and which Employee desires to remove from the operation of this Agreement. Employee represents and warrants that such list is complete. If there is no such list on Appendix A, Employee represents that Employee claims no such Inventions and improvements exist at the time of signing this Agreement.

1.10 Employee acknowledges that cooperation among the parties hereto is necessary to prevent irreparable harm to Employer and Employee covenants that he will in good faith refrain from conduct that would deprive Employer of the employment benefits of performance by Employee.

2. Employee acknowledges his employment duties will provide access to and/or possession of trade secrets and other confidential and Proprietary Information of Employer and shall provide Employee with intimate knowledge of Employer's technology and operations. Accordingly, any Employee activities or employment that could constitute a breach of Section 1 of this Agreement will cause irreparable harm to Employer. If Employee continues to engage in such harmful activities or employment, Employer may seek other equitable relief as may be appropriate.

3. Employee represents that during the period of his employment by the Company, he will not, without the Company's prior written consent, engage in any employment or business activity other than for the Company which prevents him from properly performing his duties as an employee of the Company or which presents a conflict of interest, as determined by the Company. Employee further agrees that during the period of his employment by the Company and for a period of one (1) year after his date of termination of employment by the Company, Employee will not, directly or indirectly, (i) solicit, hire or otherwise induce any employee of the Company to leave the employ of the Company, or (ii) solicit the business of any client or customer of the Company (other than on behalf of the Company).

4. Employee acknowledges that his employment with Employer is terminable at the sole discretion of the Employer, without cause and without notice. Employee further acknowledges his understanding that no representation, express or implied, is intended to be made by Employer of continued employment by reason of execution of this Agreement. Unless otherwise agreed to in writing, Employee is, and shall remain, a terminable-at-will employee of Employer.

5. Employee acknowledges that the Company has received, and in the future will receive from third parties, confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of employment and thereafter, Employee will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with Employee's work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

6. Employee represents that during his employment by the Company, Employee will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom Employee has an obligation of confidentiality, and Employee will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any ocher person to whom Employee has an obligation of confidentiality unless consented to in writing by that former employer or person. Employee will use in the performance of his duties only information which is generally known and used by persons with training and experience comparable to his own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

7. Employee represents that he is not a party to or otherwise bound by any prior agreement or arrangement, or subject to any judgment, decree or order of any court or administrative agency, which would conflict with the obligation of Employee to diligently promote and further the interests of Employer's business as now or hereafter conducted.

8.1 This Agreement shall be binding upon and inure to the benefit of Employee and Employer, and their respective heirs, executors, administrators, successors and assigns.

8.2 The parties intend that each provision of this Agreement shall be construed and interpreted in such a manner as to be effective and valid under applicable law. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions hereof shall nevertheless continue in full force without being impaired or invalidated in any manner.

8.3 If any of the covenants contained in Sections 1 or 3 are held to be unenforceable because of the duration or scope of such provision, the parties agree that the court making the determination shall have the power to reduce the duration and/or scope of such provision and, in its reduced form, the provision shall be enforceable.

8.4 Any notices to be given by either party to the other may be effected either by personal delivery in writing or by first-class mail, postage prepaid. Mailed notices shall be addressed to the parties at the addresses appearing in this Agreement, but each party may change its address by written notice to the other party in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of the date of actual receipt mailed notices shall be deemed communicated as of the date which is three business days after being deposited in the U.S. mail.

8.5 Employee services are personal and unique, and because Employee may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8.6 All promises and covenants contained herein shall survive termination of the Agreement and any affirmative assistance covenanted to be performed on the part of Employee shall be performed beyond the dace of termination of employment.

8.7 Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the commercial rules of the American Arbitration Association and judgment on the award rendered may be entered into any court having jurisdiction thereof. Arbitration hearings shall be heard by a sole arbitrator in Fairfax, Virginia, or in such other location as the Company may agree.

8.8 If any action at law or equity is deemed necessary by Employer to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which he may be entitled.

8.9 This Agreement supersedes any and all other agreements, discussions and understandings, either oral or in writing, between the parties with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to that employment. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid and binding. Any modification of this Agreement will be effective only if it is in writing signed by the parties hereto.

8.10 Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under this Agreement on any persons other than the parties hereto and their respective successors and assigns.

8.11 This Agreement shall be governed by and construed in accordance of the laws of the Commonwealth of Virginia.

I HAVE READ THIS AGREEMENT CAREFULLY AND AGREE TO ITS TERMS. I HAVE COMPLETELY FILLED OUT AND SIGNED EXHIBIT "A" TO THIS AGREEMENT.

EXECUTED THIS ____________ DAY OF ______________________________, 19________.


EMPLOYEE NAME:  _____________________________________________________________
(PLEASE PRINT)

HOME ADDRESS:  _______________________________________________________________

               _______________________________________________________________

EMPLOYEE SIGNATURE:  _________________________________________________________

                                    EXHIBIT A
                           TO EMPLOYEE CONFIDENTIALITY
                       AND INTELLECTUAL PROPERTY AGREEMENT


Vastera, Inc.
45025 Aviation Drive, Suite 300
Dulles, Virginia 20166

Attn: Human Resources

1. The following is a complete list of all Inventions or improvements requested to be identified by Section 1.9 of the Employee Confidentiality and Intellectual Property Agreement that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company:


         _____  NO INVENTIONS OR IMPROVEMENTS

         _____  See below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         _____ Due to confidentiality agreements with prior employer, I cannot disclose certain inventions that would otherwise be included on the above-described list.

         _____  Additional sheets attached.


2. I propose to bring to my employment by Vastera the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto):

         _____  NO MATERIAL


________________________________________________________________________________
EMPLOYEE NAME (Please Print)

____________________________________________________      ______________________
EMPLOYEE SIGNATURE                                        DATE

________________________________________________________________________________
TO BE COMPLETED BY VASTERA HUMAN RESOURCES:

___ NO DISCLOSURE:         FILE IN PERSONNEL FILE ______________________________
                                                   (BY: HR REP)           DATE

___ DISCLOSURE:   FORWARD TO VASTERA'S GENERAL COUNSEL _________________________
                                                      (BY: HR REP)         DATE